UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported): August 9, 2017 (May 29, 2015)

WHEELER REAL ESTATE INVESTMENT TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35713	45-2681082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2529 Virginia Beach Blvd., Suite 200
Virginia Beach, VA 23452
Registrant’s telephone number, including area code: (757) 627-9088

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 7, 2017, Wheeler REIT, L.P., a Virginia limited partnership (“Wheeler REIT”) of which Wheeler Real Estate Investment Trust, Inc. (the "Company") is the sole general partner, entered into a Third Amendment to Credit Agreement ("Third Amendment") to the Credit Agreement (“Credit Agreement”) with KeyBank National Association (“KeyBank”) dated May 29, 2015, as amended by the First Amendment and Joinder to Credit Agreement, dated April 12, 2016 and Second Amendment and Joinder to Credit Agreement, dated December 7, 2016.  The Third Amendment changed the interest payment date to the first day of each calendar month and decreases the total commitment on the revolving credit line by Twenty Five million and 00/100 Dollars ($25,000,000) to Fifty Million and 0/100 Dollars ($50,000,000) on October 7, 2017. The total commitment may also increase or decrease in accordance with the provisions of the Credit Agreement. Wheeler REIT and KeyBank agree WHLR-Shoppes at Myrtle Park, LLC shall continue to be included in the calculation of the Borrowing Base Availability through December 21, 2017.

There is no material relationship between Wheeler REIT, the Company and their affiliates and KeyBank.

The foregoing descriptions of the terms of the Third Amendment are qualified in their entirety by reference to the Third Amendment filed as Exhibit 10.1 hereto and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statement of businesses acquired.
Not applicable.

(b)	Pro forma financial information.
Not applicable.

(c)	Shell company transactions.
Not Applicable.

(d)	Exhibits.

10.1	Third Amendment to Credit Agreement dated August 7, 2017.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Jon S. Wheeler
Jon S. Wheeler
Chairman and Chief Executive Officer
Dated: August 9, 2017

EXHIBIT INDEX

Number	Description of Exhibit
10.1	Third Amendment to Credit Agreement dated August 7, 2017.